Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

for the year ended December 31, 2012 and as of and for the six months ended June 30, 2013

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Intra-Cellular Therapies, Inc. (ITI) and the historical financial statements of Oneida Resources Corp. (the Company). The historical financial statements of ITI are included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and the twelve months ended December 31, 2012 give effect to the merger of ITI, Inc., a wholly owned subsidiary of the Company (Merger Sub) with and into ITI, which was consummated on August 29, 2013 (the Merger), as if it had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet as of June 30, 2013 gives effect to the Merger as if it had occurred on June 30, 2013.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of June 30, 2013

of

Intra-Cellular Therapies, Inc. and Oneida Resources Corp.

	Intra-Cellular Therapies, Inc.	Oneida Resources Corp.	Pro Forma Adjustments		Private Placement, net		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$8,340,347	$49	$(49	) (a)	$40,000,000	(f)	$48,280,347
			(60,000	) (e)
Certificates of deposit	1,958,062	—	—		—		1,958,062
Accounts receivable	275,925	—	—		—		275,925
Prepaid expenses and other current assets	144,678	—	—		—		144,678

Total current assets	10,719,012	49	(60,049)		40,000,000		50,659,012
Property and equipment (net)	56,017	—	—		—		56,017
Other Assets	130,755	—	—		—		130,755

Total assets	$10,905,784	$49	$(60,049)		$40,000,000		$50,845,784

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:	$22,726,599	$33,032	$(33,032	) (a)	$—		$6,668,454
			(16,058,145	) (c)

Redeemable convertible preferred stock	31,680,209	—	(31,680,209	) (d)	—		—

Stockholders’ deficit:
Common stock	11,669	500	(500	) (a)	722	(f)	2,213
			(11,086	) (b)
			253	(c)
			655	(d)

Additional paid in capital	1,099,374	9,500	(9,500	) (a)	39,999,278	(f)	88,847,184
			11,086	(b)
			16,057,892	(c)
			31,679,554	(d)

Accumulated deficit	(44,612,067)	(42,983)	42,983	(a)	—		(44,672,067)
			(60,000	) (e)

Total stockholders’ deficit	(43,501,024)	(32,983)	47,711,337		40,000,000		44,177,330

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$10,905,784	$49	$(60,049)		$40,000,000		$50,845,784

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

for the Six Months Ended June 30, 2013

of

Intra-Cellular Therapies, Inc. and Oneida Resources Corp.

	Intra-Cellular Therapies, Inc.	Oneida Resources Corp.	Pro Forma Adjustments		Pro Forma Combined
Total revenues	$1,241,516	$—	$—		$1,241,516
Total costs and expenses	14,690,175	42,581	(42,581	) (g)	14,690,175

Loss from operations	(13,448,659)	(42,581)	42,581		(13,448,659)

Other expense	(467,109)	(65)	65	(g)	(527,109)
			(60,000	) (e)

Net loss	$(13,915,768)	$(42,646)	$(17,354)		$(13,975,768)

Net loss applicable to common stock	$(14,751,880)	$(42,646)	$(17,354)		$(14,811,880)

Net loss per common share—basic and diluted	$(1.30)	$(0.01)	$—		$(0.67)
Weighted-average common shares outstanding - basic and diluted	11,362,540	5,000,000	—		22,134,647

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

for the Period Ended December 31, 2012

of

Intra-Cellular Therapies, Inc. and Oneida Resources Corp.

	Intra-Cellular Therapies, Inc.	Oneida Resources Corp.	Pro Forma Adjustments		Pro Forma Combined
Total revenues	$3,117,991	$—	$—		$3,117,991
Total costs and expenses	19,521,401	(337)	337	(g)	19,521,401

Loss from operations	(16,403,410)	337	(337)		(16,403,410)

Other expense	(187,417)	—	(60,000	) (e)	(247,417)

Net loss	$(16,590,827)	$337	$(60,337)		$(16,650,827)

Net loss applicable to common stock	$(18,263,050)	$337	$(60,337)		$(18,323,050)

Net loss per common share—basic and diluted	$(1.63)	$—	$—		$(0.83)
Weighted-average common shares outstanding - basic and diluted	11,215,077	2,800,000	—		22,134,647

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AND STATEMENTS OF OPERATIONS

as of June 30, 2013 and December 31, 2012

of

Intra-Cellular Therapies, Inc. and Oneida Resources Corp.

(1) DESCRIPTION OF TRANSACTIONS AND BASIS OF PRESENTATION:

Pursuant to an Agreement and Plan of Merger dated August 23, 2013 (the Merger Agreement), by and among the Company, Merger Sub and ITI, Merger Sub merged with and into ITI, with ITI remaining as the surviving entity and a wholly-owned operating subsidiary of the Company. The Merger was effective on August 29, 2013, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As part of the Merger, ITI changed its name to ITI, Inc.

At the effective time of the Merger (the Effective Time), the legal existence of Merger Sub ceased and each share of ITI common stock and each share of ITI preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically exchanged for 0.5 shares of the Company’s common stock. The Company issued an aggregate of 22,134,647 shares of common stock upon such exchange of the outstanding shares of ITI common stock and preferred stock.

Further, ITI’s officers and directors became the officers and directors of the Company and the Company adopted the business plan of ITI. ITI is the accounting acquirer (legal acquiree) and the Company is the accounting acquiree (legal acquirer).

Since at completion of the Merger, the Company was a shell corporation, the transaction is being accounted for as a capital transaction. In addition, on August 29, 2013, ITI completed a private placement, in which ITI issued 18,889,307 shares of ITI common stock resulting in net proceeds of approximately $40 million (the Private Placement). The Pro Forma Condensed Combined Balance Sheet is presented as if the Merger and Private Placement occurred on June 30, 2013 and the Statements of Operations for the year ended December 31, 2012 and the six months ended June 30, 2013 are presented as if the Merger and Private Placement occurred at the beginning of the period.

(2) PRO FORMA ADJUSTMENTS:

(a) To eliminate the historical stockholders’ equity accounts of the Company, the accounting acquiree. Also, to record the drawdown of the Company’s assets and the liquidation of its liabilities at the time of the Merger per the Merger Agreement.

(b) To adjust common stock for the 0.5 for 1 exchange at the time of the Merger and record common stock of the Company at a par value of $0.0001 per share.

(c) To record the conversion of the convertible promissory notes and related accrued interest of ITI into ITI common stock followed by the exchange of such shares for shares of common stock of the Company with a par value of $0.0001 per share.

(d) To record the exchange of the redeemable convertible preferred stock of ITI for common stock of the Company with a par value of $0.0001 per share.

(e) To record the payment of $60,000 to redeem the shares of common stock of the Company outstanding immediately prior to the Merger.

(f) To record the shares of ITI common stock issued on August 29, 2013 at $3.1764 per share, less expenses, and exchanged for common stock of the Company on a 0.5 for 1 basis.

(g) To record the elimination of the Company’s operating expenses.